Exhibit 99.1

Investor Contact:	Kathy Guinnessey	Media Contact:	Wendi Kopsick
	Vice President, Finance		Jim Fingeroth
	Footstar, Inc.		Kekst and Company
	(845) 727-6675		(212) 521-4800

FOR IMMEDIATE RELEASE

FOOTSTAR REPORTS FIRST QUARTER SALES

WEST NYACK, NEW YORK, April 10, 2003—Footstar, Inc. (NYSE: FTS) today reported that total sales for the thirteen-week period ended March 29, 2003 were $482.1 million, a decrease of 12.9% from the $553.8 million posted in the same period last year. Total sales for the Meldisco division declined 23.9% to $240.3 million from $315.6 million, and total sales in the Company’s athletic segment increased 1.5% to $241.8 million from $238.2 million. The overall sales decline in part reflects fewer stores in operation at Meldisco.

Footstar’s comparable store sales for the quarter decreased 5.3%. Comparable store sales at Meldisco decreased 10.9% and comparable store sales for the athletic segment were flat. The Company adds store results to its comparable store sales base after the store has been open for twelve months. Stores are removed from the comparable store sales base the month after the decision to close a store has been made.

Mickey Robinson, Chairman and Chief Executive Officer, commented, “Footstar’s results for the first quarter were in line with our expectations. At Meldisco sales were affected by the calendar shift for Easter, which was in the first quarter of 2002 and is in the second quarter this year. In addition, Meldisco had a difficult comparison to last year, when strong sales of winter boots fuelled double-digit comp gains in the first quarter. This year the majority of the winter boot sales came before Christmas, driving fourth quarter 2002 results. Once the weather warmed in March we generated strong sales of spring product. We are encouraged by the early performance of our spring styles at Meldisco and look forward to a strong Easter season.

“In the athletic segment, we experienced very strong sales at Footaction, where we posted high single digit comps in January and February with solid sales in both footwear and apparel. We also achieved positive comps in March, despite the Easter shift. These strong results were offset by lower sales at Just For Feet where we experienced a decline in traffic,” Mr. Robinson said.

Footstar, Inc. is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco. As of March 29, 2003, the Company operated 447 Footaction stores in 41 states, Puerto Rico, and the U.S. Virgin Islands, 94 Just For Feet superstores located predominantly in the Southern half of the country and 5,343 Meldisco licensed footwear departments and 21 Shoe Zone stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

FORWARD-LOOKING STATEMENT AND DISCUSSION OF BUSINESS RISKS: The foregoing discussion contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and is based on current expectations, assumptions, estimates and projections. Forward-looking statements can be identified by such forward-looking terminology as “currently expects”, “anticipates”, “will,” and similar statements or variations of such terms including any discussion of earnings targets or sales or earnings estimates. The footwear and apparel business is highly competitive and such forward-looking statements involve significant material known and unknown risks and uncertainties which can cause actual results to differ materially from such forward-looking statements, including the possible substantial impact on the Company’s business of the bankruptcy proceeding commenced by Kmart Corporation (at which the Company currently has approximately 1,800 licensed footwear departments) and potential adverse developments in such proceeding including: failing to successfully reorganize the chain; any significant store closings effected by Kmart as part of such proceeding to the extent such closings have a material impact on our business; and the impact of any other plans or activities effected by Kmart in such proceeding. Certain other risks and uncertainties include, but are not limited to the results of the Company’s investigation, including the causes and magnitude of the discrepancies in its accounts payable balance and other accounting and auditing matters; the outcome of any legal proceeding or any SEC investigation relating to the Company; any adverse response of any of the Company’s customers, media and others relating to the Company’s financial statements and accounting processes, policies and procedures; integration of business units, global liquidity; global concerns; consumer demand for the Company’s products; unseasonable weather; consumer acceptance of the Company’s merchandise mix and retail locations; product availability; the effect of competitive products and pricing, strikes, the ability to obtain retail locations; and existing retail economic conditions including the impact on consumer spending and consumer confidence from a slowing economy and a highly promotional retail environment. These and other important factors that can cause actual results to differ materially from such forward-looking statements are also included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as in other periodic reports filed by the Company with the Securities and Exchange Commission. You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved or that current trends are an indication of future results. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.